EXHIBIT 23(b)



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Lafayette American Bank and Trust Company

         As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of our report dated January 17, 1996 included in the Company's 1995 Annual Report on Form F-2 and to all references to our firm included in this Registration Statement.


                               ARTHUR ANDERSEN LLP


New York, New York
October 22, 1996